Exhibit 10.39

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

Agreement and First Amendment to

Arena Naming Rights Agreement

This Agreement and First Amendment to Arena Naming Rights Agreement (“First Amendment”) is made and entered into as of the Effective Date (as hereinafter defined) by and among Kiel Center Partners, L.P. (“KCP”), Savvis Communications Corporation, a Delaware corporation (“Delaware Savvis”) and Savvis Communication Corporation, a Missouri corporation (“Missouri Savvis” with Delaware Savvis and Missouri Savvis sometimes collectively being referred to as “Savvis”).

Recitals

A.	KCP and Savvis are parties to that certain Arena Naming Rights Agreement, dated August 17, 2000 (“Naming Rights Agreement”).

B.	KCP and Savvis mutually desire to address certain matters relative to the Naming Rights Agreement and to modify and amend certain provisions thereof.

NOW, THEREFORE, in consideration of the mutual promises, duties and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follow:

1.         The notices from KCP to Savvis dated February 19, 2001 and March 21, 2001 by which KCP declared Savvis to be in default under the Naming Rights Agreement based on allegations that Savvis was insolvent are withdrawn with prejudice. KCP in the future shall be precluded from asserting a default based on a contention that Savvis was insolvent at any time up to and including the Effective Date.

2.         Section 6.a.ii. of the Naming Rights Agreement is hereby deemed modified such that Savvis will pay to KCP the following amounts to KCP as Naming Fees:

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Section 6.a.ii. is further hereby modified to provide that the Naming Fees payable under Section 6.a.ii. of the Naming Rights Agreement for each of the fiscal periods starting [**] shall be reduced by [**].

[**] CONFIDENTIAL TREATMENT REQUESTED

3.        The obligation of KCP under Section 10.c. of Exhibit A to the Naming Rights Agreement is canceled as of the Effective Date and KCP shall have no continuing or future obligation to provide Naming Rights Holder with any tickets for or suite provisions with the Washington Capitals.

4.        To formally confirm and carry out the intent of Section 10.a. of Exhibit A to the Naming Rights Agreement, Savvis Delaware will execute a Suite Agreement for Suite 240 at the Savvis Center containing the standard terms for such suite license agreements except that the price shall be at the penthouse level rate until July 31, 2003, and then convert to the then prevailing club level rate for the succeeding 17 years and the existing security deposit shall be credited toward any obligation under such suite license agreement to provide a security deposit.

5.        This First Amendment shall be binding on KCP and Savvis and their respective successors.

6.        As amended by this First Amendment, the Naming Rights Agreement shall remain in effect.

7.        The Effective Date of this First Amendment is, for all purposes herein, June 19, 2001.

8.        Capitalized terms not otherwise defined in the First Amendment shall have the meanings ascribed to such terms in the Naming Rights Agreement.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the Effective Date.

SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation		KIEL CENTER PARTNERS, L.P.

		By:	NWL, LLC, General Partner

By:	/s/ STEVE GALLANT	By:	/s/ RICHARD C. THOMAS
	Steve Gallant		Richard C. Thomas
	Vice President and General Counsel		President and Manager

SAVVIS COMMUNICATIONS CORPORATION, a Delaware corporation

By:	/s/ STEVE GALLANT
Steve Gallant
Vice President and General Counsel